Exhibit 23.5

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

May 20, 2009

Venoco, Inc.

370 17th Street

Suite 3900

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of information regarding our estimates of reserves and revenues from the Annual Report on Form 10-K of Venoco Inc. for the year ending December 31, 2008 in the Registration Statement of Venoco, Inc. on Form S-8.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON